UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017 (July 7, 2017)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2017, At Home Stores LLC, a subsidiary of At Home Group Inc., and Synchrony Bank (“Synchrony”) entered into the First Amendment to Program Agreement (the “First Amendment”) to the Co-Brand and Private Label Consumer Credit Card Program Agreement (the “Credit Card Agreement”) by and among At Home Stores LLC and Synchrony, dated September 7, 2016. The First Amendment, among other things, established the incentive terms associated with the Cardholder Loyalty Program and modified portions of the Deferred Interest Promotion Plans and Key Initial Cardholder Terms, in each case as defined in the Credit Card Agreement.

The foregoing description is only a summary of the material provisions of the First Amendment and is qualified in its entirety by reference to a copy of the First Amendment, which is filed as Exhibit 10.1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description

10.1.1	First Amendment To Program Agreement, dated July 7, 2017, by and among At Home Stores LLC and Synchrony Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: July 13, 2017	By:	/s/ JUDD T. NYSTROM
Name: Judd T. Nystrom
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1.1	First Amendment To Program Agreement, dated July 7, 2017, by and among At Home Stores LLC and Synchrony Bank.